SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2011

BONANZA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53943	20-8560967
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

Columbia Tower, 701 Fifth Avenue, Suite 4263

Seattle, Washington 98104-5119

Address of Principal Executive Offices)

(206) 262-7461

(Registrant's telephone number, including area code)

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2011, the Company received written notice of the resignation of Lynn Harrison as President and Chief Executive Officer of the Company, effective as of October 11, 2011.  On October 11, 2011, the Board of Directors appointed Craig Russell to be President and Chief Executive Officer of the Company to fill the outstanding vacancies.  Mr. Russell was not selected as President and Chief Executive Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

On October 12, 2011, the Company received notice of the resignation of Lynn Harrison as a director of the Company.

Mr. Russell, age 26, has been acting as a consultant to the Company since July 2010.  From September 2008 through July 2010, Mr. Russell worked in the ecommerce industry at Quidco as a business development analyst tasked with analyzing and developing new business processes. Prior thereto, from July 2006 through September 2008, Mr. Russell worked for John Lewis as a project coordinator. Mr. Russell holds a degree in Economics along with training in Mineral Project and Finance appraisal from University College London.

Item 9.01.    Financial Statements and Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2011	BONANZA GOLD CORP.
(Registrant)
	By:	/s/ Craig Russell
Craig Russell
President and Chief Executive Officer